UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 10, 2018

Novanta Inc.

(Exact name of Registrant as Specified in Its Charter)

New Brunswick, Canada	001-35083	98-0110412
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 Middlesex Turnpike Bedford, Massachusetts		01730
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (781) 266-5700

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders

On May 10, 2018, Novanta Inc. (the “Company”) held its Annual Meeting of Shareholders.  A total of 33,420,309 common shares were present or represented by proxy at the meeting, representing approximately 96.35 percent of the Company’s common shares outstanding as of March 29, 2018, the record date for the meeting. The following are the voting results on the proposals considered and voted upon at the meeting, all of which were described in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 6, 2018.

Item 1 — Election of directors for a term of office expiring on the date of the annual meeting of shareholders in 2019, until his successor is elected or appointed, or until his earlier death, resignation or removal.

NOMINEE	Votes FOR	Votes WITHHELD	Broker Non-Votes
Stephen W. Bershad	29,691,782	682,708	3,045,819
Lonny J. Carpenter	30,279,853	94,637	3,045,819
Dennis J. Fortino	28,257,135	2,117,355	3,045,819
Matthijs Glastra	30,021,391	353,099	3,045,819
Brian D. King	30,021,804	352,686	3,045,819
Ira J. Lamel	29,980,372	394,118	3,045,819
Dominic A. Romeo	30,021,752	352,738	3,045,819
Thomas N. Secor	29,691,644	682,846	3,045,819

Item 2 — Approval, on an advisory basis, of the Company’s executive compensation.

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
30,006,791	340,301	27,398	3,045,819

Item 3 — Appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm to serve until the 2019 annual meeting of shareholders.

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
33,380,581	29,712	10,016	-

Based on the foregoing votes, each of the eight nominees for director was elected and Items 2 and 3 were approved.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novanta Inc.
(Registrant)

Date: May 14, 2018	By:	/s/ Robert J. Buckley
Robert J. Buckley
Chief Financial Officer